Exhibit 10(i)54

PROMISSORY NOTE

Date:	6/22/07
Poughkeepsie, New York

FOR VALUE RECEIVED, the undersigned, Central Hudson Gas & Electric Corporation, a New York corporation (the “Company”), promises to pay to the order of Citizens Bank, N.A. (the “Bank”), on demand, at the principal office of the Bank located 833 Broadway Albany, NY, the principal sum equal to the lesser of (a) 40,000,000.00 or (b) the aggregate unpaid principal amount of all advances (the “Loans”) made to the Company by the Bank hereunder, as reflected on the schedule (the “Schedule”) to this promissory note (this “Note”) or otherwise in accordance with the Bank’s usual practices on the Bank’s loan account records, payable to the Bank on the respective maturity date of each such Loan specified on the Schedule, in lawful money of the United State of America and in immediately available funds, and to pay interest (computed on the bases of a year of 360 days for the actual days elapsed) on the unpaid principal amount of such loans until due, in like funds, at the rate per annum for each such Loan specified on the Schedule. The principal amount of any Loan not paid when due hereunder shall thereafter bear interest at a rate per annum equal to two percent in excess of the rate announced by the Bank from time to time as its “prime” rate. Interest not paid when due shall thereafter bear like interest as the principal to the extent permitted by applicable law.

          Any of the persons authorized to borrow on behalf of the Company (an “Authorized Person”), the names of which shall be communicated by the Company to the Bank in writing, may request a Loan hereunder by telephone which shall be confirmed by the Company in writing the same day via facsimile or electronic mail. In the absence of the Bank’s negligence or willful misconduct, the Company agrees that, in implementing this arrangement, the Bank is authorized to honor requests for Loans which it believes, in good faith, to emanate from Authorized Person acting pursuant to this Note. The Bank shall credit all Loan proceeds to such Company bank account as the Company identifies in writing to the Bank, which account shall be maintained with the Bank.

          The Company hereby irrevocably authorizes the Bank to endorse on the Schedule, or otherwise in accordance with Bank’s usual practices, the amount and maturity date of each Loan made by the Bank to the Company hereunder, the interest rate therefore, the amount of principal payments thereof, and the outstanding principal balance hereunder from time to time, and all such endorsements shall constitute prima facie evidence of the accuracy of the information so recorded (in the absence of an error that is clearly apparent from the a review of the Schedule) in any proceeding to enforce a payment under this Note; provided, however, that no failure or omission to make any such notation shall affect the obligations of the Company to repay each Loan hereunder. The Bank shall have no obligation to make any Loans or to renew any Loan hereunder at any time. The Company may repay voluntarily any Loan hereunder prior to its stated final maturity date.

          In the event that the Company fails to pay any amount of principal or interest on any Loan as the same shall become due and payable, the Bank may declare the entire unpaid principal amount of all Loans due and payable in whole or in part, whereupon the principal amount of all Loans so declared to be due payable, together with accrued interest thereon, shall become forthwith due and payable, without notice, demand, protest or presentment of any kind, all of which are expressly waived by the Company.

          This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to any provision thereof which would require the application of the laws of any other jurisdiction.

Central Hudson Gas & Electric Corporation

By:

Name: Stacey A. Renner
Title: Treasurer

SCHEDULE

LOANS AND PAYMENTS OF PRINCIPAL

Date of Notation	Amount of Loan	Maturity Date	Interest Rate	Amount of Principal Paid or Prepaid	Unpaid Principal Balance